Exhibit 99.1

For Immediate Release

Majestic Capital, Ltd. Announces Conference Call to Discuss Second Quarter 2010 Results

Hamilton, Bermuda, July 26, 2010 – Majestic Capital, Ltd. (the “Company”) (Nasdaq: MAJC), a provider of a full range of products and services for the workers’ compensation insurance industry, today announced it will conduct a conference call at 9:00 a.m. Eastern Time on Thursday, August 5, 2010, to discuss the Company’s financial results for the second quarter ended June 30, 2010.

Hosting the call will be James J. Scardino, the Company’s Chief Executive Officer.

To participate in the event by telephone, please dial (877) 303-2905 five to ten minutes prior to the start time (to allow time for registration) and reference the conference passcode 88946022. International callers should dial (408) 427-3868.

A digital replay of the call will be available on Thursday, August 5 at approximately 11:00 a.m. Eastern Time through Wednesday, August 11 at midnight Eastern Time. Dial (800) 642-1687 and enter the conference ID number 88946022. International callers should dial (706) 645-9291 and enter the same conference ID number.

The conference call will also be webcast live over the internet and can be accessed by all interested parties at the Company's website at http://www.MajesticCapital.com/events.cfm.

To monitor the live webcast, please go to this web site at least 15 minutes prior to the start of the call to register, download, and install any necessary audio software. An audio replay of the event will be archived for 90 days on the Company's website at http://www.MajesticCapital.com/events.cfm.

About Majestic Capital, Ltd.

Majestic Capital, Ltd., through its subsidiaries, is a specialty provider of workers' compensation insurance products. The Company seeks to provide quality products and services that fit the needs of its insureds and is dedicated to developing and maintaining a mutually beneficial, long-term relationship with them. The Company's workers' compensation insurance coverage is offered to employers in California, New York, New Jersey, Arizona, Nevada, and other states. Further information can be found on the Company's website at http://www.MajesticCapital.com.

MAJC-E

Contact Information:
Mark Collinson
CCG Investor Relations
10960 Wilshire Blvd, Ste. 2050
Los Angeles, CA  90024
(310) 954-1343